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                                                                     EXHIBIT 21

                           WYNN'S INTERNATIONAL, INC.
                           SUBSIDIARIES OF REGISTRANT

                                                          State or other
                                                         jurisdiction of
Name                                                      incorporation
----                                                      --------------
Wynn Oil Company. . . . . . . . . . . . . . . . . . . . .   California
  Wynn's Sales Corporation. . . . . . . . . . . . . . . .   California
  Wynn Marketing Company. . . . . . . . . . . . . . . . .   California
  Wynn's Australia Pty. Limited . . . . . . . . . . . . .   Australia
  Wynn's Belgium N.V. . . . . . . . . . . . . . . . . . .   Belgium
    Wynn's Nederland B.V. . . . . . . . . . . . . . . . .   Netherlands
  Wynn's Canada, Ltd. . . . . . . . . . . . . . . . . . .   Canada
  Wynn's Deutschland GmbH . . . . . . . . . . . . . . . .   Germany
  Wynn's Espana, S.A. . . . . . . . . . . . . . . . . . .   Spain
  Wynn's France, S.A. . . . . . . . . . . . . . . . . . .   France
    Wynn's Automotive France. . . . . . . . . . . . . . .   France
    Wynn's Automotive France Professional . . . . . . . .   France
      Wynn's Reseau.  . . . . . . . . . . . . . . . . . .   France
    Wynn's Industrie. . . . . . . . . . . . . . . . . . .   France
  Wynn's Friction Proofing Mexico S.A. de C.V.  . . . . .   Mexico
  Wynn Oil (N.Z.) Limited . . . . . . . . . . . . . . . .   New Zealand
  Wynn Oil (South Africa) (Pty) Limited . . . . . . . . .   South Africa
  Wynn Oil (U.K.) Limited . . . . . . . . . . . . . . . .   England
  Wynn Oil Venezuela, S.A.  . . . . . . . . . . . . . . .   Venezuela
Wynn's Export, Inc. . . . . . . . . . . . . . . . . . . .   U.S. Virgin Islands
Alkid Corporation . . . . . . . . . . . . . . . . . . . .   California
Robert Skeels & Company . . . . . . . . . . . . . . . . .   California
Wynn's Climate Systems, Inc.. . . . . . . . . . . . . . .   Texas
  Lone Star Manufacturing Co., Inc. . . . . . . . . . . .   Texas
  Wynn's Climate Equipment Company. . . . . . . . . . . .   Texas
Wynn's (UK) Limited . . . . . . . . . . . . . . . . . . .   England
Wynn's Fluid Power, Inc.  . . . . . . . . . . . . . . . .   Delaware
  Wynn's-Precision, Inc.  . . . . . . . . . . . . . . . .   Delaware
    PRPC, Inc.  . . . . . . . . . . . . . . . . . . . . .   Tennessee
    Wynn's-Precision Canada Ltd.  . . . . . . . . . . . .   Canada
      Wynn's-Precision (U.K.) Ltd.  . . . . . . . . . . .   England
      PRP Seals, Ltd. . . . . . . . . . . . . . . . . . .   Canada
  Dynamic Seals, Inc. . . . . . . . . . . . . . . . . . .   Delaware

     Except for Wynn Oil Venezuela, S.A., all of the above-named subsidiaries are 100% owned by Registrant. Wynn Oil Venezuela, S.A. is 51% owned by Registrant.